UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DESTINATION XL GROUP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Subject: Update on Proposed FullBeauty Merger

Dear DXL Team,

I wanted to reach out today to share an update on our previously announced merger with FullBeauty.

Our Board of Directors has formally changed its recommendation regarding the issuance proposal required to complete the merger, as disclosed in the proxy materials that we are required to file with the SEC. I want to make sure you understand what this means for the proposed merger, what this means for our company and what it means for you as employees.

First, our merger agreement remains in effect and the transaction has not been terminated. Under the merger agreement, we are required to put the proposals relating to the merger up for a shareholder vote. The preliminary proxy materials we filed on July 17, 2026 provide our stockholders with information about our Board’s recommendations and the background of the transaction.

In the preliminary proxy materials, we explain that our Board has continued to evaluate the merger, including:

•	the increasingly challenging consumer environment since the execution of the merger agreement;

•	FullBeauty’s level of indebtedness and related concerns regarding FullBeauty’s potential negative equity value; and

•	the substantial economic dilution that DXL stockholders would experience if the merger were consummated on its current terms.

Based on this evaluation, the DXL Board has determined that the merger and the transactions contemplated by the merger agreement are no longer advisable and are not in the best interests of DXL and its stockholders.

As a result, our Board now recommends that stockholders vote against the issuance proposal.

In terms of next steps, we will continue to comply with our obligations under the merger agreement, including proceeding with the stockholder vote. The outcome of the transaction will depend on the results of that vote and other applicable conditions.

In terms of what this means for all of you today: It is business as usual for all of us, and your day-to-day roles and responsibilities remain the same. I remain confident in our business, our foundation, and the opportunities ahead.

Additionally, it’s important that we speak with one voice. Only authorized company spokespeople are allowed to speak publicly about the transaction. Please do not make any public comments or social media posts regarding FullBeauty or the transaction. And please refer any inquiries from the media, investors or other outside parties to Investor.Relations@DXLG.com.

We will keep you informed as we have news to share. If you have further questions, please contact your manager.

Thank you for your continued professionalism and commitment to both DXL and our customers.

Sincerely,

Harvey Kanter

President and CEO

Important Information about the Merger and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger (the “Merger”) between DXL and FullBeauty. In connection with the Merger, DXL has filed a preliminary proxy statement and intends to file a definitive proxy statement (the “Proxy Statement”), which will be distributed to the stockholders of DXL in connection with their votes on the issuance of DXL Common Stock in the Merger. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT (AND ANY OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain these documents, and any other documents DXL has filed with the SEC, free of charge at the SEC’s website, www.sec.gov, or by accessing DXL’s website at investor.dxl.com. In addition, documents filed with the SEC by DXL will be available free of charge by writing to DXL at 555 Turnpike Street, Canton, Massachusetts 02021, Attention: Corporate Secretary.

Participants in the Solicitation

DXL and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of DXL in connection with the Merger. Information about DXL’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in DXL’s Annual Report on Form 10-K/A, which was filed with the SEC on May 26, 2026, including under the headings “Director Compensation,” “Compensation Discussion and Analysis,” “Executive Compensation,” and “Security Ownership of Management,” and in the Proxy Statement, which was filed with the SEC on July 17, 2026, including under the headings “Merger—Interests of DXL’s Directors and Executive Officers in the Merger,” “DXL’s Executive Compensation,” “Executive Officers and Directors Following the Merger” and “Principal Stockholders of DXL.” To the extent holdings of DXL Common Stock by the directors and executive officers of DXL have changed from the amounts of DXL Common Stock held by such persons as reflected therein, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3, Statements of Changes in Beneficial Ownership on Form 4 or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5, in each case filed with the SEC, including the Form 4s filed by each of the non-executive directors on August 6, 2025, the Form 4s filed by each of the executive officers on September 3, 2025, the Form 4s filed by each of the non-executive directors on November 5, 2025, the Form 4s filed by each of the non-executive directors on February 4, 2026, the Form 4s filed by each of the executive officers on April 3, 2026 and the Form 4s filed by each of the non-executive directors on May 6, 2026.

FullBeauty and its chief executive officer may be deemed to be participants in the solicitation of proxies from the stockholders of DXL in connection with the Merger. Information about FullBeauty and its chief executive officer can be found in the Form 8-K filed by DXL with the SEC on December 11, 2025 and in the Proxy Statement filed by DXL with the SEC on July 17, 2026, including under the heading “Executive Officers and Directors Following the Merger.”

Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement regarding the Merger. Free copies of this document may be obtained as described above.

Forward-Looking Statements

In addition to historical information, this document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, including statements regarding the DXL Board’s continued evaluation of the Merger, in light of developments since the execution of the merger agreement with FullBeauty; the DXL Board’s consideration of, among other things, the increasingly challenging consumer environment since the execution of the merger agreement in December 2025, FullBeauty’s level of indebtedness, concerns regarding FullBeauty’s potential negative equity value, and the substantial economic dilution that DXL stockholders would experience if the Merger were consummated on its current terms; and the DXL Board’s determination that the Merger and the transactions contemplated by the merger agreement, including the issuance proposal, are no longer advisable and are not in the best interests of DXL and its stockholders; and the DXL Board’s recommendation that stockholders vote “AGAINST” the issuance proposal, are based on current expectations, estimates and beliefs of DXL management. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “seeks” and variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. With respect to any such forward-looking statements, DXL claims the protection provided for in the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements could be affected by factors including, without limitation, the risks and factors detailed in reports filed with the SEC by DXL from time to time, including those discussed under the heading “Risk Factors” in DXL’s most recently filed Annual Report on Form 10-K and those discussed under the heading “Risk Factors” in DXL’s recently filed preliminary proxy statement. These documents are available through our website or through the SEC’s Electronic Data Gathering and Analysis Retrieval (EDGAR) system at http://www.sec.gov. DXL does not undertake any duty to update any forward-looking statements contained herein, whether as a result of new information or developments, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.